Exhibit 5.1

NeuroSense Therapeutics Ltd.
Medinat ha-Yehudim Street 85
Herzliya 4676670

Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to NeuroSense Therapeutics Ltd. (the “Company”), an Israeli company, in connection with the registration by the Company in connection with its underwritten initial public offering (the “Offering”) of (i) (A) units, each consisting of one ordinary share, no par value (collectively, the “Ordinary Shares”), and one warrant (collectively, “Purchaser Warrants”), to purchase one ordinary share (the “Units”) and (B) ordinary shares issuable upon exercise of the Purchaser Warrants issued under the Units (the “Purchaser Warrant Shares”) and (ii) (A) warrants to purchase ordinary shares issuable to the underwriter of the Offering (the “Underwriter Warrants” and, together with the Purchaser Warrants, the “Warrants”), and (B) ordinary shares issuable upon exercise of the Underwriter Warrants (the “Underwriter Warrant Shares” and, together with the Purchaser Warrant Shares, the “Warrant Shares”), including Ordinary Shares and Purchaser Warrants that are subject to an option granted by the Company to the underwriter of the Offering to purchase additional Ordinary Shares and Purchaser Warrants, with a proposed maximum aggregate offering price of $47,250,000. This opinion letter is delivered pursuant to Item 8(a) of Form F-1 promulgated by the Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 (File No. 333- 260338) filed by the Company with the SEC under the Securities Act (as amended through the date hereof, the “Registration Statement”) and to which this opinion is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect; (iii) a draft of the amended and restated articles of association of the Company, to be in effect immediately prior to the closing of the Offering (the “New Articles”); (iv) resolutions of the board of directors (the “Board”) of the Company and its shareholders which have heretofore been approved and, in each case, which relate to the Registration Statement and other actions to be taken in connection with the Offering (the “Resolutions”); and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents and the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that following the effectiveness of the New Articles:

1.	The Ordinary Shares, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and upon payment to the Company of the consideration per Ordinary Share in such amount and form as shall be determined by the Board or an authorized committee thereof, will be validly issued, fully paid and non-assessable.
2.	The Warrant Shares, when they and the Warrants are offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and the Warrants are validly exercised in accordance with and in the manner described in the Registration Statement, the related prospectus and the Warrants, including, without limitation, the receipt by the Company of the exercise price therefor, as shall be determined by the Board or an authorized committee thereof, will be validly issued, fully paid and non-assessable.
3.	The Units, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and upon payment to the Company of the consideration per Unit in such amount and form as shall be determined by the Board or an authorized committee thereof, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm appearing under the captions “Legal Matters” and “Service of Process and Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

/s/ Gross & Co.